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                                                                    Exhibit 23.2










               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors
American Oriental Bioengineering, Inc.


We consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated April 7, 2004, relating to the consolidated financial statements of American Oriental Bioengineering, Inc. and Subsidiaries as of and for the year ended December 31, 2003, which appears in the American Oriental Bioengineering, Inc. Annual Report on Form 10-KSB for the fiscal years ended December 31, 2003 and 2002, filed with the Securities and Exchange Commission on April 15, 2004.





                                                   WEINBERG & COMPANY, P.A.
                                                   Certified Public Accountants

                                                   /s/ Weinberg & Company, P.A.

Boca Raton, Florida
July 9, 2004